Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Trip.com Group Limited of our report dated March 15, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Trip.com Group Limited’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 9, 2021